Exhibit 99.1

FOR IMMEDIATE RELEASE:

Media Contact:

Kirstie Burden, Overstock.com, Inc.

+1 (801) 947-3116

kburden@overstock.com

Investor Contact:

Mark Harden, Overstock.com, Inc.

+1 (801) 947-5409

mharden@overstock.com

Overstock.com Reports Q1 2013 Results

Q1 2013 net income of $7.7 million and 19% revenue growth

SALT LAKE CITY — April 18, 2013 — Overstock.com, Inc. (NASDAQ: OSTK) today reported financial results for the quarter ended March 31, 2013.

Key Q1 2013 metrics (comparison to Q1 2012):

•                  Revenue: $312.0M vs. $262.4M (19% increase);

•                  Gross margin: 18.9% vs. 18.1% (80 basis point increase);

•                  Gross profit: $58.9M vs. $47.5M (24% increase);

•                  Sales and marketing expense: $18.7M vs. $14.5M (29% increase);

•                  Contribution (non-GAAP measure): $40.2M vs. $33.0M (22% increase);

•                  G&A/Technology expense: $33.2M vs. $30.5M (9% increase);

•                  Net income: $7.7M vs. $2.7M ($5.0M increase); and

•                  Diluted EPS: $0.32/share vs. $0.12/share ($0.20/share increase).

As previously announced, the Company will hold a conference call and webcast to discuss its Q1 2013 financial results today, Thursday, April 18, 2013, at 11:30 a.m. ET.

Webcast information

To access the live webcast and presentation slides, please go to http://investors.overstock.com. To listen to the conference call via telephone, dial (866) 551-1816 and enter conference ID 29140338 when prompted. Participants outside the United States or Canada who do not have Internet access should dial +1 (706) 758-1198 then enter the conference ID provided above.

A replay of the conference call will be available at http://investors.overstock.com starting two hours after the live call has ended. An audio replay of the webcast will be available via telephone starting at 12:30 p.m. ET on Thursday, April 18, 2013, through 11:59 p.m. ET on Saturday, May 18, 2013. To listen to the recorded webcast by phone, please dial (855) 859-2056 then enter the conference ID provided above. Outside the U.S. or Canada please dial +1 (404) 537-3406 and enter the conference ID provided above.

Please email questions to Mark Harden at mharden@overstock.com prior to the conference call.

Key financial and operating metrics:

Investors should review our financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Net revenue — Total net revenue for Q1 2013 and 2012 was $312.0 million and $262.4 million, respectively, a 19% increase. The growth in net revenue was primarily due to a 21% increase in average order size, partially offset by a small decrease in the number of customer orders.

Gross profit — Gross profit for Q1 2013 and 2012 was $58.9 million and $47.5 million, respectively, a 24% increase, representing 18.9% and 18.1% of total net revenue for those respective periods. The increase in gross profit was primarily due to higher revenue and a shift in product sales mix into higher margin home and garden products, and lower warehousing costs, partially offset by higher freight costs.

Contribution (a non-GAAP financial measure) and contribution margin (a non-GAAP financial measure) — Contribution for Q1 2013 and 2012 was $40.2 million and $33.0 million, respectively, a 22% increase. Contribution margin was 12.9% and 12.6% for those same periods.

Contribution (a non-GAAP financial measure) (which we reconcile to “gross profit” in our statement of operations) consists of gross profit less sales and marketing expense and reflects an additional way of viewing our results. Contribution margin is contribution as a percentage of total net revenue. We believe contribution and contribution margin provides management and users of the financial statements information about our ability to cover our operating costs, such as technology and general and administrative expenses. Contribution and contribution margin are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. The material limitation associated with the use of contribution is that it is an incomplete measure of profitability as it does not include all operating expenses or non-operating income and expenses. Management compensates for these limitations when using this measure by looking at other GAAP measures, such as operating income and net income.

For further details on contribution and contribution margin, see the calculation of these non-GAAP financial measures and the reconciliation of contribution to gross profit below (in thousands):

	Three months ended March 31,
	2013		2012
Total net revenue	$311,994	100%	$262,367	100%
Cost of goods sold	253,058	81.1%	214,859	81.9%
Gross profit	58,936	18.9%	47,508	18.1%
Less: Sales and marketing expense	18,705	6.0%	14,475	5.5%
Contribution and contribution margin	$40,231	12.9%	$33,033	12.6%

Sales and marketing expenses — Sales and marketing expenses totaled $18.7 million and $14.5 million for Q1 2013 and 2012, respectively, a 29% increase, and representing 6.0% and 5.5% of total net revenue for those respective periods. The increase was primarily due to increased spending in the sponsored search marketing channel due to a higher proportion of our revenue coming through that channel.

Technology expenses — Technology expenses totaled $18.2 million and $15.6 million for Q1 2013 and 2012, respectively, a 16% increase, and representing 5.8% and 6.0% of total net revenue for those respective periods. The $2.6 million increase is primarily due to an increase in staff related costs.

General and administrative (“G&A”) expenses — G&A expenses totaled $15.1 million and $14.8 million for Q1 2013 and 2012, respectively, a 2% increase, and representing 4.8% and 5.6% of total net revenue for those respective periods.

Restructuring — Restructuring was a credit of $(432,000) and a charge of $98,000 for Q1 2013 and Q1 2012, respectively. The credit in Q1 2013 is related to reoccupying some of our IT data center space that had previously been restructured. The $98,000 charge in Q1 2012 was primarily due to ceasing the use of our office space in Provo, Utah.

Operating income — Operating income was $7.4 million and $2.5 million for Q1 2013 and 2012, respectively, a $4.9 million increase.

Interest income — Interest income was $34,000 and $29,000 for Q1 2013 and 2012, respectively.

Interest expense — Interest expense totaled $51,000 and $208,000 for Q1 2013 and 2012, respectively. The decrease is primarily due to our repayment of the $17.0 million in advances under the U.S. Bank Financing Agreement in November 2012.

Other income, net — Other income, net totaled $345,000 and $432,000 for Q1 2013 and 2012, respectively.

Income taxes — Income tax expense totaled $46,000 and $9,000 for Q1 2013 and 2012, respectively.

Net income — Net income was $7.7 million and $2.7 million for Q1 2013 and 2012, respectively, an increase of $5.0 million. Q1 2013 diluted earnings per share were $0.32, compared to $0.12 for Q1 2012.

Free cash flow (a non-GAAP financial measure) — Free cash flow totaled $32.3 million and $3.5 million for the twelve months ended March 31, 2013 and 2012, respectively. The $28.8 million increase was due to a $36.1 million increase in operating cash flows, partially offset by a $7.2 million increase in capital expenditures.

Free cash flow reflects an additional way of viewing our cash flows and liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and liquidity. Free cash flow, which we reconcile to “net cash provided by (used in) operating activities,” is cash flow from operations reduced by “expenditures for fixed assets, including internal-use software and website development.” We believe that cash flows from operating activities is an important measure, since it includes both the cash impact of the continuing operations of the business and changes in the balance sheet that impact cash. However, we believe free cash flow is a useful measure to evaluate our business since purchases of fixed assets are a necessary component of ongoing operations and free cash flow measures the amount of cash we have available for mandatory debt service and financing obligations, changes in our capital structure, and future investments, after we have paid our operating expenses. Therefore, we believe it is important to view free cash flow as a complement to our entire consolidated statements of cash flows.

Our calculation of free cash flow is set forth below (in thousands):

	Three months ended March 31,		Twelve months ended March 31,
	2013	2012	2013	2012
Net cash provided by (used in) operating activities	$(1,653)	$(22,234)	$48,726	$12,657
Expenditures for fixed assets, including internal-use software and website development	(6,062)	(2,127)	(16,424)	(9,192)
Free cash flow	$(7,715)	$(24,361)	$32,302	$3,465

Cash and working capital — We had cash and cash equivalents of $81.9 million and $93.5 million and working capital of $8.5 million and $7.5 million at March 31, 2013 and December 31, 2012, respectively.

About Overstock.com

Overstock.com (NASDAQ: OSTK) is an online discount retailer based in Salt Lake City, Utah that sells a broad range of products including furniture, rugs, bedding, electronics, clothing, jewelry and cars.  Worldstock.com, a fair trade department dedicated to selling artisan-crafted products from around the world offers additional unique items.  Main Street Revolution supports small businesses across the United States by providing them a national customer base.  The Nielsen State of the Media: Consumer Usage Report placed Overstock.com among the top five most visited mass merchandiser websites in 2011.  Overstock.com sells internationally under the name O.co.  Overstock.com (http://www.overstock.com and http://www.o.co) regularly posts information about the company and other related matters under Investor Relations on its website.

Overstock.com®, O.co®, Worldstock Fair Trade® and Club O Rewards® are registered trademarks of Overstock.com, Inc.  O.info™, Club O™, Club O Dollars™ and Your Savings Engine™ are trademarks of Overstock.com, Inc. All other trademarks are the property of their respective owners.

# # #

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Our Annual Report on Form 10-K for the year ended December 31, 2012, which was filed with the Securities and Exchange Commission on February 21, 2013, and our other subsequent filings with the Securities and Exchange Commission identify important factors that could cause our actual results to differ materially from those contained in our projections, estimates or forward-looking statements.

Overstock.com, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands)

	March 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$81,895	$93,547
Restricted cash	1,780	1,905
Accounts receivable, net	15,851	19,273
Inventories, net	21,535	26,464
Prepaid inventories, net	1,988	1,912
Prepaids and other assets	10,589	12,897
Total current assets	133,638	155,998
Fixed assets, net	25,937	21,037
Goodwill	2,784	2,784
Other long-term assets, net	2,867	2,166
Total assets	$165,226	$181,985
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$46,753	$62,416
Accrued liabilities	46,871	47,674
Deferred revenue	31,531	38,411
Total current liabilities	125,155	148,501
Other long-term liabilities	2,049	2,522
Total liabilities	127,204	151,023

Stockholders’ equity:
Common stock	2	2
Additional paid-in capital	357,647	356,895
Accumulated deficit	(239,399)	(247,096)
Treasury stock	(80,228)	(78,839)
Total stockholders’ equity	38,022	30,962
Total liabilities and stockholders’ equity	$165,226	$181,985

Overstock.com, Inc.

Consolidated Statements of Income and

Comprehensive Income (Unaudited)

(in thousands, except per share data)

	Three months ended March 31,
	2013	2012
Revenue, net
Direct	$41,942	$40,897
Fulfillment partner	270,052	221,470
Total net revenue	311,994	262,367
Cost of goods sold
Direct	37,149	37,630
Fulfillment partner	215,909	177,229
Total cost of goods sold	253,058	214,859
Gross profit	58,936	47,508
Operating expenses:
Sales and marketing	18,705	14,475
Technology	18,160	15,638
General and administrative	15,088	14,822
Restructuring	(432)	98
Total operating expenses	51,521	45,033
Operating income	7,415	2,475
Interest income	34	29
Interest expense	(51)	(208)
Other income, net	345	432
Income before income taxes	7,743	2,728
Provision for income taxes	46	9
Net income	$7,697	$2,719
Net income per common share—basic:
Net income attributable to common shares—basic	$0.33	$0.12
Weighted average common shares outstanding—basic	23,594	23,392
Net income per common share—diluted:
Net income attributable to common shares—diluted	$0.32	$0.12
Weighted average common shares outstanding—diluted	24,016	23,414

Comprehensive income	$7,697	$2,719
Other data:
Gross bookings	$345,338	$291,981

Overstock.com, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2013	2012	2013	2012
Cash flows from operating activities:
Net income (loss)	$7,697	$2,719	$19,647	$(16,275)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	3,863	4,034	15,838	16,385
Realized gain from sale of marketable securities	(12)	(7)	(14)	(7)
Loss (gain) on disposition of fixed assets	—	85	(13)	85
Stock-based compensation to employees and directors	752	813	3,466	2,988
Amortization of debt discount and deferred loan costs	5	35	43	128
Loss from early extinguishment of debt	—	—	—	1,226
Restructuring charges (reversals)	(432)	98	(454)	98
Changes in operating assets and liabilities:
Restricted cash	125	(17)	273	330
Accounts receivable, net	3,422	1,560	(3,910)	(4,060)
Inventories, net	4,929	6,348	(4,890)	3,518
Prepaid inventories, net	(76)	(883)	(78)	(124)
Prepaids and other assets	1,462	3,156	(400)	1,581
Other long-term assets, net	53	694	(908)	244
Accounts payable	(15,729)	(27,587)	3,956	3,386
Accrued liabilities	(748)	(12,211)	11,004	(1,952)
Deferred revenue	(6,880)	(1,164)	4,717	4,695
Other long-term liabilities	(84)	93	449	411
Net cash provided by (used in) operating activities	(1,653)	(22,234)	48,726	12,657
Cash flows from investing activities:
Purchases of marketable securities	(75)	(38)	(119)	(159)
Purchases of intangible assets	—	—	(6)	(4)
Sales of marketable securities	152	117	189	117
Investment in precious metals	—	—	(1,397)	—
Expenditures for fixed assets, including internal-use software and website development	(6,062)	(2,127)	(16,424)	(9,192)
Proceeds from sale of fixed assets	—	—	56	—
Net cash used in investing activities	(5,985)	(2,048)	(17,701)	(9,238)
Cash flows from financing activities:
Payments on capital lease obligations	(2,563)	(77)	(2,598)	(735)
Drawdowns on line of credit	—	—	—	17,000
Payments on line of credit	—	—	(17,000)	—
Capitalized financing costs	—	—	—	(140)
Proceeds from finance obligations	—	—	—	1,429
Payments on finance obligations	—	—	—	(23,939)
Paydown on direct financing arrangement	(62)	(57)	(241)	(221)
Payments to retire convertible senior notes	—	—	—	(24,505)
Purchase of treasury stock	(1,389)	(464)	(1,396)	(479)
Net cash used in financing activities	(4,014)	(598)	(21,235)	(31,590)
Net increase (decrease) in cash and cash equivalents	(11,652)	(24,880)	9,790	(28,171)
Cash and cash equivalents, beginning of period	93,547	96,985	72,105	100,276
Cash and cash equivalents, end of period	$81,895	$72,105	$81,895	$72,105
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest paid	$20	$149	$453	$2,142
Taxes paid	283	2	580	2
Non-cash investing and financing activities:
Fixed assets, including internal-use software and website development, costs financed through accounts payable and accrued liabilities	$116	$121	$497	$12
Equipment acquired under capital lease obligations	2,563	—	2,563	—
Equipment acquired under finance obligations	—	—	—	4,532
Lapse of rescission rights of redeemable stock	—	—	—	398